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                                                                 EXHIBIT 10.33.1
                                                                       8/28/2002

                                    AMENDMENT

     THIS AMENDMENT (the "Amendment") is entered into as of 2002, by and between Nationwide Financial Services, Inc. (the "Company") and Joseph Gasper (the "Executive").

     WHEREAS the Company and the Executive have entered into an Employment Agreement dated as of July 1, 2000 (the "Employment Agreement"), and the parties now wish to amend the Employment Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that the Employment Agreement is amended as follows:

     1. Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

        1.1 Employment Term. This Agreement became effective as of July 1, 2000 and shall continue in effect until June 30, 2005, unless the Agreement is terminated sooner in accordance with Section 2 or 3 below. The period commencing on the effective date and ending on the date on which the term of Executive's employment under the Agreement shall terminate is hereinafter referred to as the "Employment Term." If a Change of Control (as defined in Section 4) occurs, the Employment Term shall be automatically extended to the later of (i) June 30, 2005 or (ii) the date that is two years after the Change of Control, unless the Employment Term is sooner terminated according to Section 2 or 3 below. The failure of the Company to renew this Agreement shall not be considered a termination of Executive's employment under this Agreement and shall not give Executive grounds to terminate employment for Good Reason (as defined in Section 4) under this Agreement.

     2. Section 2.3(b)(vi) is hereby amended to revise the last two sentences to read as follows:

     The benefits under this subsection (vi) shall be paid in the same forms and at the same times as Executive's benefits under the applicable plans described above are paid (or would have been paid had Executive's interest in the applicable plans been fully vested). The benefits payable under this subsection (vi) and subsection (vii) below shall not result in any duplication of benefits.

     3. Section 2.3(b)(vii) is amended by revising the last sentence to read as follows:



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     The benefits under this subsection (vii) shall be paid in the same forms and at the same times as Executive's benefits under the applicable Plans described above are paid (or would have been paid had Executive's interests in the applicable plans been fully vested), as in effect immediately before the Termination Date

     4. Section 3.5(b)(vi) is revised by amending the last two sentences to read as follows:

     The benefits under this subsection (vi) shall be paid in the same forms and at the same times as Executive's benefits under the applicable plans described above are paid (or would have been paid had Executive's interests in the applicable plans been fully vested), as in effect immediately before the Change of Control. The benefits under this subsection (vi) and subsection (vii) below shall not result in any duplication in benefits.

     5. Section 3.5(b)(vii) is revised by amending the last sentence to read as follows:

     The benefits under this subsection (vii) shall be paid in the same forms and at the same times as Executive's benefits under the applicable plans described above are paid (or would have been paid had Executive's interests in the applicable plans been fully vested), as in effect immediately before the Change of Control.

     6. In all respects not amended, the Employment Agreement is hereby ratified and confirmed.

     WITNESS the following signatures:



                                    NATIONWIDE FINANCIAL SERVICES, INC.

                                    By:
                                       -----------------------------------------


                                    --------------------------------------------
                                    Joseph Gasper